Exhibit 10.71

AMENDMENT TO LETTER AGREEMENT
August 11, 2011
Chris Orton
[personal address]
Dear Chris,
Congratulations on your promotion to President, Orbitz.com & Cheaptickets.com. In acknowledgement of this expanded role and your critical contributions to Orbitz Worldwide, I am pleased to inform you that the following changes will be made to you current compensation, effective August 1, 2011.

	Current	New
Base Salary	$309,000	$340,000
Bonus Target %	60%	75%
Target Total Cash	$494,400	$595,000
Promotional RSU Grant		$75,000*

Thank you for all of the hard work and commitment you have shown to Orbitz Worldwide since joining us. I wish you continued success in your new role.
With best wishes,

/s/ Barney Harford
Barney Harford
CEO

Understood and accepted:

/s/ Chris Orton	8/15/11
Chris Orton	Date

cc:    Kathy Dellplain
* Subject to the terms and conditions of the award agreement and your continued employment, 25% of the RSUs will vest on each of the first, second, third and fourth anniversary dates of the grant date, August 9, 2011.